            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                 GIVE THE TAXPAYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF --
-----------------------------------------------------
1.         An individual's       The individual
           account
2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, any
                                 one of the
                                 individuals(1)
3.         Husband and wife      The actual owner of
           (joint account)       the account or, if
                                 joint funds, either
                                 person(1)
4.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)
5.         Adult and minor       The adult or, if the
           (joint account)       minor is the only
                                 contributor, the
                                 minor(1)
6.         Account in the name   The ward, minor, or
           of guardian or        incompetent
           committee for a       person(3)
           designated ward,
           minor, or
           incompetent person
7.         a. The usual          The grantor-
              revocable savings  trustee(1)
              trust (grantor is
              also trustee)
           b. So-called trust
              account that is    The actual owner(1)
              not a legal or
              valid trust under
              state law
8.         Sole proprietorship   The owner(4)
           account
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                                 GIVE THE TAXPAYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF --
-----------------------------------------------------
9.         A valid trust,        The legal entity (Do
           estate or pension     not furnish the
           trust                 identifying number
                                 of the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account
                                 title.)(5)
10.        Corporate account     The corporation
11.        Religious,            The organization
           charitable, or
           educational
           organization account
12.        Partnership account   The partnership
           held in the name of
           the business
13.        Association, club,    The organization
           or other tax-exempt
           organization
14.        A broker or           The broker or
           registered nominee    nominee
15.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.